Exhibit 3.1

SECRETARY OF STATE

STATE OF NEVADA

# NEVADA STATE BUSINESS LICENSE

## JS BEAUTY LAND NETWORK TECHNOLOGY INC

**Nevada Business Identification # NV20181330199**
**Expiration Date: 05/31/2027**

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
**License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.**

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 05/15/2026.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202605156686059
You may verify this certificate
online at https://www.nvsilverflume.gov/home

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

# Annual or Amended List and State Business License Application

☑ ANNUAL ☐ AMENDED (check one)

**List of Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:**

**JS BEAUTY LAND NETWORK TECHNOLOGY INC**
NAME OF ENTITY

**NV20181330199**
Entity or Nevada Business Identification Number (NVID)

**TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT**

***IMPORTANT:*** *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

| Filed in the Office of | Business Number<br>E0224812018-1 |
|---|---|
| FVAguilar | Filing Number<br>20254912027 |
| Secretary of State<br>State Of Nevada | Filed On<br>05/21/2025 15:48:06 PM |
| | Number of Pages<br>3 |

☑ Corporation
- ☐ This corporation is publicly traded, the Central Index Key number is:

☐ Nonprofit Corporation (see nonprofit sections below)

☐ Limited-Liability Company

☐ Limited Partnership

☐ Limited-Liability Partnership

☐ Limited-Liability Limited Partnership

☐ Business Trust

☐ Corporation Sole

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

**CHECK ONLY IF APPLICABLE**

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.
- ☐ 001 - Governmental Entity
- ☐ 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

**For nonprofit entities formed under NRS chapter 80:** entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below.

☐ Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

**For nonprofit entities formed under NRS Chapter 81:** entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

☐ Unit-owners' Association ☐ Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

**For nonprofit entities formed under NRS Chapter 82 and 80:** **Charitable Solicitation Information - check applicable box**

Does the Organization intend to solicit charitable or tax deductible contributions?

☐ No - no additional form is required

☐ Yes - the "Charitable Solicitation Registration Statement" is required.

☐ The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

# Annual or Amended List and State Business License Application - Continued

## Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

CORPORATION, INDICATE THE Secretary:

| Name | Country |
|---|---|
| FAXIAN QIAN | CHN |

| Address | City | State | Zip/Postal Code |
|---|---|---|---|
| R 1305 Jingfeng Center, 1698 Shuanglong Rd Jiangning Distict Nanjing | Jiangsu | | 21110-6 |

CORPORATION, INDICATE THE Director:

| Name | Country |
|---|---|
| FAXIAN QIAN | CHN |

| Address | City | State | Zip/Postal Code |
|---|---|---|---|
| R 1305 Jingfeng Center, 1698 Shuanglong Rd Jiangning Distict Nanjing | Jiangsu | | 21110-6 |

CORPORATION, INDICATE THE President:

| Name | Country |
|---|---|
| FAXIAN QIAN | CHN |

| Address | City | State | Zip/Postal Code |
|---|---|---|---|
| R 1305 Jingfeng Center, 1698 Shuanglong Rd Jiangning Distict Nanjing | Jiangsu | | 21110-6 |

CORPORATION, INDICATE THE Treasurer:

| Name | Country |
|---|---|
| FAXIAN QIAN | CHN |

| Address | City | State | Zip/Postal Code |
|---|---|---|---|
| R 1305 Jingfeng Center, 1698 Shuanglong Rd Jiangning Distict Nanjing | Jiangsu | | 21110-6 |

CORPORATION, INDICATE THE Manager:

| Name | Country |
|---|---|
| Mark Zilin Wang | CAN |

| Address | City | State | Zip/Postal Code |
|---|---|---|---|
| 38637 Cariboo Hwy | Hixon | BC | V0K 1S0 |

**None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.**

**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.**

X Mark Zilin Wang
Signature of Officer, Manager, Managing Member,

Title: Authorized Signer

Date: 05/21/2025

**General Partner, Managing Partner, Trustee, Subscriber, Member, Owner of Business, Partner or Authorized Signer** *FORM WILL BE RETURNED IF UNSIGNED*